EXHIBIT 11
                     COMPUTATION OF EARNINGS PER SHARE


                                                 Three Months Ended         Six Months Ended
                                               ----------------------    ----------------------
                                               March 29,    March 30,    March 29,    March 30,
                                                 1997         1996         1997         1996
                                               ---------    ---------    ---------    ---------

Primary
-------
Weighted Average Shares Outstanding            1,309,800    1,297,095    1,309,746    1,296,930
Dilutive Effect on Stock Options                      --      260,056           --      179,889
                                               ------------------------------------------------
Weighted Average Common and Equivalent
 Shares Outstanding                            1,309,800    1,557,151    1,309,746    1,476,819
                                               ================================================


Fully Diluted
-------------
Weighted Average Shares Outstanding            1,309,800    1,297,095    1,309,746    1,296,930
Dilutive Effect on Stock Options                      --      266,228           --      193,991
                                               ------------------------------------------------
Weighted Average Common and Equivalent
 Shares Outstanding                            1,309,800    1,563,323    1,309,746    1,490,921
                                               ================================================